As filed with the Securities and Exchange Commission on February __, 1999
                            Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                                 NBTY, INC.
           (Exact name of registrant as specified in its charter)

Delaware                               11-2228617
--------                               ----------
(State or other jurisdiction of        (IRS Employer Identification No.)
incorporation or organization

              90 Orville Drive, Bohemia, New York        11716
              ----------------------------------------   ----------
              (Address of Principal executive offices)   (Zip Code)

                      1998 Incentive Stock Option Plan
                      --------------------------------
                      1992 Non-Qualified Stock Options
                      --------------------------------
                            (Full title of Plans)

    Scott Rudolph, President, 90 Orville Drive, Bohemia, New York  11716
    --------------------------------------------------------------------
                   (Name and address of agent for service)

                                516-567-9500
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
                       -------------------------------

---------------------------------------------------------------------------------------------------------
Title of Securities                          Proposed Maximum     Proposed Maximum       Amount
Securities to           Amount to be         Offering Price       Aggregate Offering     of Reg.
be Registered           Registered(1)(2)     Per Share            Price                  Fee(3)
---------------------------------------------------------------------------------------------------------

Common Stock
$.008 par value           976,000            $0.305               $   297,680                   $   82.76

Common Stock
$.008 par value         3,000,000            $5.84                $17,570,000                   $4,870.56
                                                                                                ---------

                                                                                         Total  $4,953.32

---------------------------------------------------------------------------------------------------------

<F1>  The amount being registered represents an aggregate of 976,000 shares of Common Stock issued or issuable upon the exercise of outstanding non-qualified stock options granted to Directors and Officers of the Registrant, and
<F2>  3,000,000 shares of common stock issued or issuable under the
      Registrant's 1998 Stock Incentive Plan.
      Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
<F3>  Determined by the exercise price of the options pursuant to 17C.F.R.
      Section 230.457(h)(1) and Section 230.457(c).


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, (ii) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3, effective July 1, 1998.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Registrant's Stock Incentive Plans meeting the requirements of Section 10
(a) of the Securities Act.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.     DESCRIPTION

5.1 Opinion of Michael C. Duban, P.C. as to the legality of the shares being registered.

23.1 Consent of PricewaterhouseCoopers, LLP (independent public accountants).

23.2 Consent of Michael C. Duban, P.C. (included in the Opinion filed as (Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



                                 SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, Town of Islip, County of Suffolk, State of New York on this 1st day of February, 1999.

                                       NBTY, INC.

                                       By: /s/ Scott Rudolph
                                           -----------------
                                           Scott Rudolph
                                           Chairman of the Board, President
                                           and Chief Executive Officer

KNOW ALL MEN THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Scott Rudolph or Harvey Kamil his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, amy lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


Dated: February 1, 1999                By: /s/ Scott Rudolph
                                           ---------------------------------
                                           Scott Rudolph
                                           Chairman of the Board,
                                           President, Chief Executive Officer

Dated: February 1, 1999                By: /s/ Harvey Kamil
                                           ---------------------------------
                                           Harvey Kamil
                                           Executive Vice President and
                                           Chief Financial Officer

Dated: February 1, 1999                By: /s/ Arthur Rudolph
                                           ---------------------------------
                                           Arthur Rudolph, Director

Dated: February 1, 1999                By: /s/ Aram Garabedian
                                           ---------------------------------
                                           Aram Garabedian, Director

Dated: February 1, 1999                By: /s/ Bernard G. Owen
                                           ---------------------------------
                                           Bernard G. Owen, Director

Dated: February 1, 1999                By: /s/ Alfred Sacks
                                           ---------------------------------
                                           Alfred Sacks, Director

Dated: February 1, 1999                By: /s/ Murray Daly
                                           ---------------------------------
                                           Murray Daly, Director

Dated: February 1, 1999                By:
                                           ---------------------------------
                                           Glenn Cohen, Director

Dated: February 1, 1999                By: /s/ Bud Solk
                                           ---------------------------------
                                           Bud Solk, Director

Dated: February 1, 1999                By: /s/ Nathan Rosenblatt
                                           ---------------------------------
                                           Nathan Rosenblatt, Director

Dated: February 1, 1999                By: /s/ Michael Slade
                                           ---------------------------------
                                           Michael Slade, Director

Dated: February 1, 1999                By: /s/ Michael Ashner
                                           ---------------------------------
                                           Michael Ashner, Director